                                  EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 11th day of August, 2005 (the "Effective Date"), by and among BOULEVARD ACQUISITION CORPORATION, a Delaware corporation (the "Reporting Company"), PIERCE MILL ASSOCIATES, INC., a Delaware corporation ("Pierce Mill") and SOLVIS GROUP, INC., a Nevada corporation formerly known as Quik-Pix, Inc.("QPI").

        WHEREAS, Pierce Mill is a shareholder of the Reporting Company as of the date of this Agreement and desires to effect the transactions set forth herein;

        WHEREAS, QPI wishes to obtain controlling ownership of the Reporting Company, and to use that entity to implement the terms of that certain asset acquisition agreement (the "Asset Acquisition Agreement"), dated as of even date herewith, pursuant to which the Reporting Company will acquire the assets of Global Food Technologies, Inc., a Delaware corporation ("GFT"), in exchange for the delivery of control of the Reporting Company to the shareholders of GFT; and

        WHEREAS, following the consummation of the change of control of the Reporting Company, GFT intends to cause the Reporting Company to file a registration statement with the Securities and Exchange Commission to register for public sale certain securities owned by certain stockholders of the Reporting Company, including certain shareholders of GFT.

        NOW, THEREFORE, in consideration of the foregoing premises, and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. INITIAL STEPS. Upon the execution of this Agreement by all parties, and subject to the performance of the parties as set forth herein, the Reporting Company and Pierce Mill will take all required actions to cause the following to occur simultaneously:

        (a) the ratification of Stephen J. Fryer and Marshall F. Sparks as the executive officers and directors of the Reporting Company, and of all actions taken by them since their election to their respective offices;

        (b) the issuance to QPI of 1,560,000 shares of the capital common stock of the Reporting Company, representing approximately 84% of the total number of issued and outstanding shares of common stock of the Reporting Company as of the date of this Agreement; and

        (c) the delivery to the executive officers of the corporate records of the Reporting Company.

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                Pierce Mill and, as applicable, the Reporting Company, further agrees to take all such other actions as may be reasonably requested by QPI from time to time from and after the date of this Agreement in order to complete the transfer of control of the Reporting Company to QPI.

2. STOCK OF THE REPORTING COMPANY. After giving effect to the transfer of control of the Reporting Company to QPI as set forth herein, there will be 1,860,000 common shares of the Reporting Company outstanding, issued as follows:

                  Solvis Group, Inc.                           1,560,000
                  Pierce Mill Associates, Inc.                   300,000

        The shares being delivered to QPI hereunder are validly issued, fully-paid and non-assessable, and free and clear of any lien, encumbrance or defect in title.

3. REGISTRATION OF INITIAL SHARES. QPI and the Reporting Company will ensure in the Asset Acquisition Agreement that GFT is obligated to include the shares set forth in Section 2 of this Agreement in its registration statement which the Reporting Company will file with the Securities and Exchange Commission subsequent to consummation of the asset purchase by the Reporting Company.

4. CONDITIONS PRECEDENT TO SHARE PURCHASE. The parties' obligations to consummate the share purchase transaction set forth herein are conditional upon the deposit by GFT of the signed Asset Acquisition Agreement into escrow, to be held there pursuant to the terms of that certain Side Letter entered into among the parties, GFT and August Law Group, P.C., as escrow agent, as of August 10, 2005, as well as the execution and delivery of this Agreement and said Side Letter into the escrow.

5. REPRESENTATIONS AND WARRANTIES OF PIERCE MILL AND THE REPORTING COMPANY. Pierce Mill and the Reporting Company each hereby represent and warrant to QPI the following, which representations are being made individually (and not jointly), as of the date hereof and as of the closing of the Transactions, and, with respect to Pierce Mill, only as to those matters specifically identified as being made by Pierce Mill below:

        (a) CORPORATE ORGANIZATION AND GOOD STANDING. Each of Pierce Mill and the Reporting Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to enter into and perform this Agreement in accordance with its terms.

        (b) DUE EXECUTION. Each person executing this Agreement for and on behalf of Pierce Mill and the Reporting Company is a duly authorized executive officer of such party, and has full corporate power and authority to execute and deliver this Agreement, which Agreement, once so executed and delivered, shall be the binding agreement of each such party, enforceable against it by any court of competent jurisdiction in accordance with its terms.

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        (c)     NO VIOLATION. The execution and delivery of this Agreement, and its performance by each of Pierce Mill and the Reporting Company, nor consummation of the transactions contemplated hereby, will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any of their property is subject or to which either of them is a party.

        (d) REPORTING COMPANY STATUS. The Reporting Company has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934, and is a reporting company pursuant to
                Section 12(g) thereunder.

        (e) CAPITALIZATION. Immediately prior to the execution of this Agreement, the Reporting Company's authorized capital stock consists of (i) 100,000,000 shares of common stock, $.0001 par value, of which 300,000 shares are currently issued and outstanding, and (ii) 25,000,000 shares of non-designated preferred stock, of which no shares are designated or issued.

        (f) ISSUED STOCK. All of the outstanding shares of its common stock are duly authorized, validly issued, fully paid and non-assessable.

        (g) STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain any shares of common or preferred stock issued or committed to be issued by the Reporting Company, and there are no agreements, arrangements, understandings or undertakings obligating the Reporting Company to create or issue any of such rights.

        (h) CORPORATE AUTHORITY. The Reporting Company has all requisite corporate power and authority to carry on its business as it is now being conducted.

        (i) SUBSIDIARIES. The Reporting Company has no subsidiaries, or any interest in any business organization, joint venture, profit sharing or other similar arrangement.

        (j) FINANCIAL STATEMENTS. The Reporting Company's financial statements dated December 31, 2004, copies of which are included in the Form 10-KSB filed by the Reporting Company on March 30, 2005 ("the Reporting Company Financial Statements"), fairly present the financial condition of the Reporting Company as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

        (k) ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Reporting Company Financial Statements, the Reporting Company did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

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        (l)     NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of the Reporting Company since the date of the Reporting Company Financial Statements.

        (m) LITIGATION. There is not any existing, or to the knowledge of the Reporting Company, pending or threatened, litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation against the Reporting Company or against any of its officers, directors or affiliates.

        (n) NO TAX LIABILITIES. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

6. REPRESENTATIONS AND WARRANTIES OF QPI. QPI hereby represent and warrants to Pierce Mill and the Reporting Company, as of the date hereof and as of the closing of the Transactions, as follows:

        (a) CORPORATE ORGANIZATION AND GOOD STANDING. QPI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full corporate power and authority to enter into and perform this Agreement in accordance with its terms.

        (b) DUE EXECUTION. Each person executing this Agreement for and on behalf of QPI is its duly authorized executive officer, and has full corporate power and authority to execute and deliver this Agreement, which Agreement, once so executed and delivered, shall be the binding agreement of QPI, enforceable against it by any court of competent jurisdiction in accordance with its terms.

        (c) NO VIOLATION. Consummation of the transactions contemplated by this agreement will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of QPI is subject or by which QPI is bound.

        (d) LITIGATION. There is not any existing, or to the knowledge of QPI, pending or threatened, litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation against QPI or against any of its officers, directors or affiliates.

7.      PIERCE MILL STOCK.

        (a) RESET. One year following the commencement of public trading of the common stock of the Reporting Company subsequent to the Closing of the Transactions (the "Reset Date"), the 300,000 common shares of the Reporting Company owned by Pierce Mill ("the Pierce Mill Shares") shall be increased, if required, such that the number of Pierce Mill Shares times the average closing bid of the Reporting

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                Company's common stock for the 20 consecutive trading days immediately prior to the Reset Date shall equal a value of $150,000. If, on the Reset Date, the value of the Pierce Mill Shares is less than $150,000, QPI will deliver to Pierce Mill, out of the shares it receives pursuant to the Asset Acquisition Agreement, additional shares of the Reporting Company valued as described herein necessary to equal the difference between the value of the Pierce Mill Shares and $150,000, subject to the adjustment provisions of this paragraph. QPI shall reserve and "escrow" an additional 300,000 shares of the Reporting Company ("Escrow Shares") until the Reset Date to satisfy this obligation, which shares shall be delivered and held by such escrow agent under such terms as Pierce Mill and QPI may reasonably agree (and, if no such agreement has been reached by the Closing Date, then a certificate representing the Escrow Shares shall be held by the August Law Group, P.C. ("ALG"), until such time as joint written instructions therefor are delivered to ALG and the Escrow Shares are released in accordance therewith. If, on the Reset Date, the Escrow Shares do not have sufficient fair market value to equal to the monetary obligation of QPI under this Section 7(a), QPI hereby agrees to pay to Pierce Mill, in cash, the difference between its monetary obligation under this Section 7(a) and the fair market value of the Escrow Shares (calculated by multiplying the number of such Escrow Shares by the average closing price of the Reporting Company's common stock as announced by the principal stock market or exchange on which it is then trading for the 10 consecutive trading days prior to the Reset Date).

        (b) PIERCE MILL OPTION. In the event that, within three years following the closing of this Agreement, the common shares of the Reporting Company have not commenced public trading as contemplated herein, then the Reporting Company will, at the option of Pierce Mill, redeem the stock of the Reporting Company then owned by Pierce Mill at a price of $0.50 per share, subject to the adjustment provisions of Section 7(c) below. QPI will ensure that this obligation is included in the Asset Acquisition Agreement, and shall indemnify Pierce Mill by such amount if the Reporting Company shall fail to honor its obligations under this
                Section 7(b).

        (c) ADJUSTMENT. In the event that there shall have been one or more stock splits prior to any of the dates in this Section 7, the price to be paid by the Reporting Company or QPI in regard to the Pierce Mill Shares shall be appropriately adjusted so that Pierce Mill will receive the full value agreed upon for the Pierce Mill Shares as of the date of this Agreement for each share owned by Pierce Mill as of the date of such adjustment.

8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

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
        If to the Reporting Company, to:                Boulevard Acquisition Corporation
                                                        1504 R Street, N.W.
                                                        Washington, D.C. 20009

        If to QPI, to:                                  Solvis Group, Inc.
                                                        9449 Balboa Ave Suite 211
                                                        San Diego  CA  92123
                                                        Attn:    Brian Bonar
                                                                 President

        If to Pierce Mill Associates, Inc., to:         Pierce Mill Associates, Inc.
                                                        1504 R Street, NW
                                                        Washington, D.C.  20009
                                                        Attn:    James M. Cassidy, Esq.
                                                                 President

9. DISPUTES. Any disputes arising from this Agreement, whether directly or indirectly, against any person, whether or not a signatory, and based upon any cause or causes of action, shall be decided by the American Arbitration Association. Where Pierce Mill is a party to a dispute arising from this Agreement, whether directly or indirectly, the dispute shall be decided by the American Arbitration Association within the District of Columbia. If, at the time of any dispute, the principal office of Pierce Mill shall be other than in the District of Columbia, any arbitration where Pierce Mill is a party, whether directly or indirectly, shall be held in the jurisdiction in which Pierce Mill then is situated provided only that such jurisdiction is within the United States. The provisions of this Section 9 shall survive the termination of this Agreement for any reason.

        IN WITNESS WHEREOF, the parties have set their hands as of the date and year set forth above.

BOULEVARD ACQUISITION CORPORATION


     By:    /s/ Stephen J. Fryer
         ------------------------
         Stephen J. Fryer
         President

PIERCE MILL ASSOCIATES, INC.


     By:    /s/ James M. Cassidy
         ------------------------
         James M Cassidy
         President

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SOLVIS GROUP, INC.


     By:    /s/ Brian Bonar
         ------------------------
         Brian Bonar
         President




ACKNOWLEDGED AND AGREED:

The undersigned, being the Chairman and Chief Executive Officer of Dalrada Financial Corporation, the controlling shareholder of Solvis Group, Inc., does hereby acknowledge the obligations of Solvis Group, Inc. hereunder, including without limitation all obligations pursuant to Section 7 above (the "Pierce Mill Obligations"), and agrees to cause Solvis Group, Inc. to fully and timely perform said Pierce Mill Obligations for the benefit of Pierce Mill Associates. If for any reason Solvis Group, Inc. fails to perform the Pierce Mill Obligations, then Dalrada Financial Corporation shall pay to Pierce Mill Associates, upon demand, such portion of the amount to which it is entitled pursuant to said Sections 7(a) and 7(b) and which has not been paid by Solvis Group, Inc. timely upon demand.


DALRADA FINANCIAL CORPORATION


     By:    /s/ Brian Bonar
         ------------------------
         Brian Bonar
         President